UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 19, 2021

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56016	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway

Grant, Florida 32949

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On July 19, 2021, the Board of Directors (the “Board”) of Kaival Brands Innovations Group, Inc. (the “Company”) approved an Amendment to Amended and Restated Independent Director Agreement (the “Amendments”) for each of Roger Brooks and Paul Reuter (each, a “Director”). The Company and each Director previously entered into an Amended and Restated Independent Director Agreement, dated March 29, 2021 (the “Original Agreements”), for the sole purpose of providing that upon any reverse stock split of the Company’s common stock, the number of shares underlying the stock options granted thereunder, and the corresponding per share exercise price, would be adjusted in proportion to such reverse stock split ratio.

The Amendments provide for the following: (i) the term of the Original Agreements was amended from a three-year term to a two-year term; (ii) the annual cash compensation to be paid to each Director for the first year of the term is $100,000, which will be paid in four quarterly installments of $25,000, and the annual cash compensation to be paid to each Director for the second year of the term is $50,000, which will be paid in four quarterly installments of $12,500; and (iii) the Company agreed to grant an additional stock option to each Director to purchase up to 200,000 shares of the Company’s common stock (or 16,667 shares of the Company’s common stock as adjusted for the one-for-twelve reverse stock split effected on July 20, 2021 (the “Reverse Stock Split”)), at an exercise price of $0.8801 per share (or $10.5612 per share as adjusted for the Reverse Stock Split), with 100,000 shares (or 8,334 shares as adjusted for the Reverse Stock Split) vesting on March 17, 2022 and the remaining shares vesting on March 17, 2023. The additional compensation granted to the Directors pursuant to the Amendments was as a result of the extra time and commitment on the Directors because of the Company’s on-going application process to up-list to the Nasdaq Capital Market. In addition to the adjustments to the additional stock options granted pursuant to the Amendments as a result of the Reverse Stock Split, the stock options granted pursuant to the Original Agreements were also adjusted as a result of the Reverse Stock Split.

The foregoing summary is qualified in its entirety by the full text of the Original Agreements and the Amendments, which are filed herewith as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and are incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Independent Director Agreement, dated March 29, 2021, by and between the Company and Roger Brooks.
10.2	Amended and Restated Independent Director Agreement, dated March 29, 2021, by and between the Company and Paul Reuter.
10.3	Amendment to Amended and Restated Independent Director Agreement, dated July 19, 2021, by and between the Company and Roger Brooks.
10.4	Amendment to Amended and Restated Independent Director Agreement, dated July 19, 2021, by and between the Company and Paul Reuter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaival Brands Innovations Group, Inc.

Dated: July 23, 2021	By:	/s/ Nirajkumar Patel
Nirajkumar Patel
Chief Executive Officer